SCHEDULE II
                    INFORMATION WITH RESPECT TO
           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
             SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-OUTLET COMM INC CL A

GABELLI FUNDS, INC.
          THE GABELLI GLOBAL MULTI MEDIA TRUST
                     9/01/95            3,500            45.6250

          GABELLI CAPITAL ASSET FUND
                    10/02/95              400            46.0000
                     9/15/95              200            46.0000
                     9/01/95            4,350            45.6250

          THE GABELLI ABC FUND
                    10/19/95            3,000            46.3750
                     9/05/95            2,500            45.7500

GAMCO INVESTORS, INC.
                    10/24/95            2,000            46.1875
                    10/23/95            1,500            46.2500
                     9/14/95            1,000-           45.6250
                     9/12/95            7,200            45.6875
                     9/06/95           10,000-             *DO
                     9/05/95            1,000-           45.6250
                     9/05/95            8,500            45.6250
                     9/01/95            2,000            45.6250
                     8/29/95            2,300            45.6250

GABELLI ASSOCIATES FUND
                    10/24/95           15,000            46.1250

GABELLI & COMPANY MARKET MAKING ACCOUNT
                     8/29/95               61            45.6250






(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.


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